Exhibit 3.2.24

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CHARTWELL STONYBROOK, INC.

Adopted in accordance with the provisions

of Section 242 of the General Corporation

Law of the State of Delaware

We, Bernard Myerson, President, and Seymour Smith, Assistant Secretary, of Chartwell Stoneybrook, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

FIRST: That the Certificate of Incorporation of said corporation has been amended as follows:

By striking out the whole of ARTICLE I thereof as it now exists and inserting in lieu and instead thereof a new ARTICLE I, reading as follows:

ARTICLE I

Name

“The name of the corporation (hereinafter called the ‘Corporation’) is LOEWS STONYBROOK CINEMAS, INC.”

SECOND: That such amendment has been duly adopted in accordance with the provisions of the General Corporation Law of the State of Delaware by the unanimous written consent of all of the stockholders entitled to vote in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, we have signed this certificate this 20 day of November 1985.

by	/s/ BERNARD MYERSON
President

Attest:

/s/ SEYMOUR SMITH
Assistant Secretary

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188742 – 2060571

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Loews Stonybrook Cinemas, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40518, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Four, Section Three:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Loews Stonybrook Cinemas, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Loews Stonybrook Cinemas, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President